                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 30, 2001


                  Fairfield Inn by Marriott Limited Partnership
                  ---------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


           0-16728                                        52-1638296
----------------------------                ------------------------------------
  (Commission File Number)                  (I.R.S. Employer Identification No.)


7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                       n/a
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Other Matters

         On November 30, 2001, the Partnership (i) replaced Marriott International ("Marriott") as the property manager at the Partnership's properties with Sage Management Resources III, LLC ("Sage"), an affiliate of Sage Hospitality Resources, LLC, (ii) entered into new Franchise Agreements with Marriott, (iii) entered into Ground Lease modifications which provide for substantially reduced rent for the year 2002, and an extension of the term to December 31, 2098, and (iv) agreed to complete the property improvement plans ("PIPs") required by Marriott at the Properties by no later than November 30, 2003.

         Pursuant to the terms of the management agreement with Sage, which agreement has a term of five years subject to early termination, the Partnership is required to pay Sage a management fee equal to 3% of adjusted gross revenues at the Partnership's properties. In addition, Sage is entitled to an annual incentive management fee equal to 10% of the excess earnings before interest, taxes, depreciation and amortization of the Partnership in excess of $25 million during the first three years and thereafter, the greater of (i) $25 million or
(ii) 107.5% of the prior year's earnings before interest, taxes, depreciation and amortization. If the Partnership's earnings before interest, taxes, depreciation and amortization is not at least $25 million for the 2004 calendar year (subject to certain exceptions), the Partnership has the right to terminate Sage.

         Sage is a leading hotel management company that, including the Partnership's properties, owns, manages and/or operates 96 hotels located in 29 states. 81 of these hotels carry a Marriott flag including 70 Fairfield Inns.

         The Franchise Agreements are substantially identical to the then existing Franchise Agreements except that it is an event of default under the Ground Lease if the PIPs are not completed by November 30, 2003. If the Partnership were to default on the Franchise Agreement, it would also constitute a default under the Ground Lease and the Loan encumbering the Partnership's properties.

         If prior to November 30, 2003 the Partnership provides evidence to Marriott that not less than $23,000,000 has been set aside to complete the PIPs, that the Partnership is diligently pursuing completion of the PIPs, and certain other conditions are satisfied, the Ground Leases will be further modified to provide, among other things, for further substantial reductions in rent through December 31, 2004, for an additional option to purchase the fee interesting the properties on terms more favorable than those contained in the existing options, provided certain option payments are made, and for the shortening of the terms of the Ground Leases to December 31, 2052 with a Partnership right to extend the term for three successive periods of twelve years each.

         Finally, management of the Partnership has elected to cease making distributions given the negative impact on the hospitality industry caused by the events of September 11 and the Partnership's need for the funds required to make the PIPs.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 18th day of December, 2001.

                                FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP

                                By: AP-FAIRFIELD GP, LLC
                                    Its General Partner

                                    By: /s/ Michael L. Ashner
                                        ---------------------
                                            Michael L. Ashner
                                            President